Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-261756

PROSPECTUS SUPPLEMENT

to Prospectus dated December 20, 2021.

$2,000,000,000

$500,000,000 Senior Floating Rate Notes due 2027

$500,000,000 5.594% Senior Fixed Rate Notes due 2027

$1,000,000,000 5.783% Senior Fixed Rate Notes due 2034

Nomura Holdings, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Nomura Holdings, Inc.” or the “Issuer”), will issue, in the aggregate principal amounts listed above, senior floating rate notes due July 2, 2027 (the “Floating Rate Notes”), senior fixed rate notes due July 2, 2027 (the “3-year Fixed Rate Notes”) and senior fixed rate notes due July 3, 2034 (the “10-year Fixed Rate Notes,” together with the 3-year Fixed Rate Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes collectively with the Floating Rate Notes, the “Notes”) pursuant to a senior debt indenture dated January 16, 2020 (the “Indenture”). Nomura Securities International, Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions in the Notes after their initial sale. The Floating Rate Notes will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”) plus 1.25%, from and including July 3, 2024, payable quarterly in arrears on January 2, April 2, July 2 and October 2 of each year, with the first interest payment to be made on October 2, 2024 (short first coupon). See “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes.” The 3-year Fixed Rate Notes will bear interest at the rate of 5.594% per annum payable semi-annually in arrears on January 2 and July 2 of each year, with the first interest payment to be made on January 2, 2025 (short first coupon). The 10-year Fixed Rate Notes will bear interest at the rate of 5.783% per annum payable semi-annually in arrears on January 3 and July 3 of each year, with the first interest payment to be made on January 3, 2025. See “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes.” Nomura Holdings, Inc. may at its option, subject to the prior confirmation of the Financial Services Agency of Japan (the “FSA”) (if such confirmation is required under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant series of the Notes for redemption, upon the occurrence of certain changes in Japanese tax law, subject to certain conditions. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The Notes will not otherwise be redeemable by Nomura Holdings, Inc. prior to the stated maturity. The Notes will not be subject to any sinking fund. Each series of the Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Notes will be direct, unconditional, unsubordinated and unsecured obligations of Nomura Holdings, Inc. and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Nomura Holdings, Inc. (except for statutorily preferred exceptions) from time to time outstanding. Each series of the Notes is intended to qualify as total loss-absorbing capacity (“TLAC”) debt under the TLAC regulations in Japan applicable to Nomura Holdings, Inc. See “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and other risk factors in relation to TLAC regulations in the same section of this prospectus supplement.

Approval in-principle has been received for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Approval in-principle for the listing and quotation of the Notes on the SGX-ST is not to be taken as an indication of the merits of Nomura Holdings, Inc., its subsidiaries and associated companies or the Notes.

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the “Risk Factors” section beginning on page S-12 of this prospectus supplement before making any decision to invest in the Notes.

	Per Floating Rate Note	Per 3-year Fixed Rate Note	Per 10-year Fixed Rate Note	Total
Public offering price(1)	100.000%	100.000%	100.000%	$2,000,000,000
Underwriting commissions(2)	0.250%	0.250%	0.450%	$7,000,000
Proceeds, before expenses, to Nomura Holdings, Inc.(1)	99.750%	99.750%	99.550%	$1,993,000,000

(1)	Plus accrued interest from July 3, 2024, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about July 3, 2024, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Nomura	BofA Securities	Citigroup

SMBC NIKKO	BNP PARIBAS	Crédit Agricole CIB	Korea Development Bank

Mediobanca	Natixis	Nordea	Santander	Scotiabank

SEB	Société Générale Corporate & Investment Banking	TD Securities

Co-Managers

Barclays	CaixaBank	DBS Bank Ltd.	Mizuho

Prospectus Supplement dated June 27, 2024.

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended, the “Special Taxation Measures Act”). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or

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re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” In addition, the Notes are not, as part of the distribution by the underwriters, dealers and agents under the underwriting agreement relating to the Notes, at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”) (excluding an underwriter designated in Article 6, paragraph 12, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Notes from the other underwriters) or (ii) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Order for Enforcement of the Act on Special Measures Concerning Taxation of Japan (Cabinet Order No. 43 of 1957, as amended, the “Cabinet Order”). BY SUBSCRIBING FOR THE NOTES, THE INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A BENEFICIAL OWNER THAT IS, (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF OURS (EXCLUDING AN UNDERWRITER DESIGNATED IN ARTICLE 6, PARAGRAPH 12, ITEM 1 OF THE SPECIAL TAXATION MEASURES ACT WHICH PURCHASES UNSUBSCRIBED PORTIONS OF THE NOTES FROM THE OTHER UNDERWRITERS) OR (II) A JAPANESE FINANCIAL INSTITUTION, DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH 29 OF THE CABINET ORDER.

Interest payments on the Notes will be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours, (ii) a Japanese designated financial institution as described in Article 6, paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution, financial instruments business operator or certain other entity which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the Japanese public corporation, financial institution, financial instruments business operator and certain other entity described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014, (as amended, the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a key information document under the PRIIPs Regulation in respect of the Notes, then following such

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publication, the prohibition on the offering, sale or otherwise making available the Notes to a retail investor as described in the above paragraph and in such legend shall no longer apply.

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by the Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a key information document under the UK PRIIPs Regulation in respect of the Notes, then following such publication, the prohibition on the offering, sale or otherwise making available the Notes to a retail investor in the UK as described in the above paragraph and in such legend shall no longer apply.

In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available in the UK only to Relevant Persons and will be engaged in only with Relevant Persons.

SINGAPORE — Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated December 20, 2021 and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the Notes and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “NHI,” “Nomura,” the “Nomura Group,” “we,” “us,” and “our” refer to Nomura Holdings, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “holder,” “Noteholder” or “Noteholders” to refer to the holders of the Notes.

Our consolidated financial statements are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

Unless otherwise specified, our financial information contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP, as specified herein or in the relevant document being incorporated by reference. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “USD” and “$” refer to the lawful currency of the United States and those to “Japanese yen,” “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, amounts have been rounded to the nearest indicated digit unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Nomura Holdings, Inc.

We are a joint stock corporation incorporated on December 25, 1925, with limited liability under the laws of Japan. On October 1, 2001, we adopted a holding company structure, at which time we changed our name from “The Nomura Securities Co., Ltd.” to “Nomura Holdings, Inc.,” and on December 17, 2001, we were listed on the New York Stock Exchange. In connection with this reorganization, one of our wholly-owned subsidiaries assumed our securities businesses and was named “Nomura Securities Co., Ltd.” We continue to be listed on the Tokyo Stock Exchange, the New York Stock Exchange and other stock exchanges on which we are listed.

Today, we are one of the leading financial services groups in Japan and have global operations, operating offices in countries and regions worldwide, including Japan, the United States, the United Kingdom, Singapore and the Hong Kong Special Administrative Region, through our subsidiaries. Our clients include individuals, corporations, financial institutions, governments and governmental agencies.

Our business is organized into the following three divisions: Wealth Management (formerly known as Retail until March 31, 2024), Investment Management and Wholesale. For a description of each of our divisions, see “Item 4. Information on the Company—B. Business Overview—Our Business Divisions” in our annual report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated by reference herein.

The address of our registered head office is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Our telephone number is +81-3-5255-1000, and our website is https://www.nomura.com. The information contained on our website does not form a part of and is not incorporated by reference into this prospectus supplement.

SUMMARY RISK FACTORS

Investing in the Notes involves a number of risks, and prospective investors are urged to carefully consider the matters discussed under “Risk Factors” prior to making an investment in the Notes. Such risks include, but are not limited to: Risks relating to the business environment, such as:

•	risks associated with financial markets, economic condition, and market fluctuations in Japan and elsewhere around the world;

•	the effect of intense competition in the financial services industry; and

•	event risk arising from unpredictable events and its effect on trading and investment assets as well as market and liquidity risks;

•	Risks relating to the conduct of our business, such as:

•	potential significant losses from trading and investment activities;

•	risks relating to holding large and concentrated positions of securities and other assets;

•	insufficient protection from our hedging strategies;

•	the potential ineffectiveness of our risk management policies and procedures;

•	potential revenue declines in our brokerage and asset management or investment banking businesses;

•	potential exposure to losses when third parties do not perform their obligations to us;

•

potential exposure to model risk, i.e., risk of financial loss, incorrect decision making, or damage to the firm’s credibility arising from model errors or incorrect or inappropriate model application;

•	risks relating to our inability to realize gains or potential losses on our investments in equity securities and non-trading debt securities; and

•	the outflow of clients’ assets due to losses of cash reserve funds or debt securities we offer;

•	Risks relating to our financial position, such as:

•	potential recognition of impairment losses; and

•	the effect of liquidity risk on our ability to fund operations which could jeopardize our financial condition;

•	Risks relating to legal, compliance and other operational issues, such as:

•	operational risk;

•	legal, regulatory and reputational risks;

•	risks relating to the possibility that we may identify material weaknesses in our internal control over financial reporting in the future;

•	unauthorized disclosure or misuse of personal information held by us; and

•	failure to hire, retain or develop qualified personnel;

•	Risks related to the terms of the Notes and the market therefor, including:

•	risks related to structural subordination of our obligations under the Notes to the indebtedness and other liabilities of our subsidiaries;

•

the risk that the value of the Notes will be materially adversely affected, up to their full value, due to the possibility that the Notes will become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws;

•	the risks that the circumstances surrounding or triggering orderly resolution are unpredictable and the Japanese TLAC Standard is subject to change;

•	the limited nature of the restrictive covenants and protection in the event of a change in control contained in the Indenture and the Notes;

•

risks relating to the use of SOFR to calculate the interest rate for the Floating Rate Notes, including its limited history, volatility, differences in nature from other benchmark rates and the possibility that it may be discontinued in the future; and

•

the risk that investors may be unable to secure personal jurisdiction within the U.S. over us or our directors or executive officers, or to enforce judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

For a discussion of these and other risks you should consider before making an investment in the Notes, see “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement.

THE OFFERING

$500,000,000 Senior Floating Rate Notes due 2027

Notes offered	$500,000,000 aggregate principal amount of senior floating rate notes due July 2, 2027.

The Floating Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from July 3, 2024, if settlement occurs after that date.

Maturity	July 2, 2027 (the “Floating Rate Notes Maturity Date”).

Interest	The Floating Rate Notes will bear interest from and including July 3, 2024 at a floating rate, payable quarterly in arrears on January 2, April 2, July 2 and October 2 of each year, with the first interest payment to be made on October 2, 2024 (short first coupon), subject to adjustments as described in the next paragraph. The interest rate on the Floating Rate Notes for each Interest Period (as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”) will be a per annum rate equal to Compounded Daily SOFR plus 1.25%, determined as described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in an Interest Period and a 360-day year (actual/360 day count convention).

If any Interest Payment Date (as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”) (other than the Floating Rate Notes Maturity Date or any redemption date under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus) falls on a day that is not a Business Day, such Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention (as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”).

See “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes.”

Interest Determination Date	The date that is five U.S. Government Securities Business Days before the related Interest Payment Date.

Business Day	A “Business Day” for the Floating Rate Notes means a day that is a U.S. Government Securities Business Day (as defined below), a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Other terms	For more information on the terms of the Floating Rate Notes, see “—General Terms of the Notes” below, “Description of the Notes” and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation agent	Citibank, N.A., London Branch

Security codes	CUSIP: 65535HBQ1

ISIN: US65535HBQ11

Common Code: 285212766

$500,000,000 5.594% Senior Fixed Rate Notes due 2027

Notes offered	$500,000,000 aggregate principal amount of senior fixed rate notes due July 2, 2027.

The 3-year Fixed Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from July 3, 2024, if settlement occurs after that date.

Maturity	July 2, 2027.

Interest	The 3-year Fixed Rate Notes will bear interest at the rate of 5.594% per annum, payable semi-annually in arrears on January 2 and July 2 of each year, with the first interest payment to be made on January 2, 2025 (short first coupon). Interest on the 3-year Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

See “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes.”

Business Day	A “Business Day” for the 3-year Fixed Rate Notes means a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes”).

Other terms	For more information on the terms of the 3-year Fixed Rate Notes, see “—General Terms of the Notes” below, “Description of the Notes” and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 65535HBR9

ISIN: US65535HBR93

Common Code: 285213088

$1,000,000,000 5.783% Senior Fixed Rate Notes due 2034

Notes offered	$1,000,000,000 aggregate principal amount of senior fixed rate notes due July 3, 2034.

The 10-year Fixed Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from July 3, 2024, if settlement occurs after that date.

Maturity	July 3, 2034.

Interest	The 10-year Fixed Rate Notes will bear interest at the rate of 5.783% per annum, payable semi-annually in arrears on January 3 and July 3 of each year, with the first interest payment to be made on January 3, 2025. Interest on the 10-year Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

See “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes.”

Business Day	A “Business Day” for the 10-year Fixed Rate Notes means a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes”).

Other terms	For more information on the terms of the 10-year Fixed Rate Notes, see “—General Terms of the Notes” below, “Description of the Notes” and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 65535HBV0

ISIN: US65535HBV06

Common Code: 285213223

General Terms of the Notes

Issuer	Nomura Holdings, Inc.

Notes offered	We will offer each series of the Notes set forth on the cover page of this prospectus supplement and in accordance with the terms set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Issue date	July 3, 2024.

Ranking of the Notes	Each series of the Notes will be direct, unconditional, unsubordinated and unsecured obligations of Nomura Holdings, Inc. and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Nomura Holdings, Inc. (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and other risk factors in relation to TLAC regulations in the same section of this prospectus supplement.

Minimum denomination	Each series of the Notes will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof. No Notes will be sold in the offering to any purchaser unless the purchaser purchases at least $200,000 in principal amount of a series of the Notes.

Additional amounts	The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the Notes, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay the Noteholders an additional amount so that the net amounts that the Noteholders receive after such withholding or deduction will be the amount specified in the Notes to which the Noteholders are entitled. Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein, unless such withholding or deduction is required by law. See “Taxation—Japanese Taxation” and “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal (and premium, if any) and interest in respect of the Notes will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

Optional tax redemption	In the event of changes to Japanese withholding tax law after the date of this prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus, we may, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant series of the Notes for redemption. The Notes will not otherwise be redeemable by Nomura Holdings, Inc. prior to the stated maturity.

If we call the Notes, we must pay the Noteholders 100% of their principal amount. We will also pay the Noteholders accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. The Notes will stop bearing interest on the redemption date, even if the Noteholders do not collect their money. We will give notice to the depositary of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds from the sales of the Notes for loans to our subsidiaries, including Nomura Securities Co., Ltd., which will use such funds for their general corporate purposes.

See “Use of Proceeds.”

Limitation on actions for attachment	Each Noteholder and the Trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended, the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See “Description of Senior Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus.
Permitted transfer of assets or liabilities

Each Noteholder and the Trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance

Corporation of Japan (the “Deposit Insurance Corporation”) to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of certain requirements as set forth in “Description of Senior Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus.

Limited rights to set off	Subject to applicable law, each Noteholder, by the acceptance of any interest in the Notes, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Notes or the Indenture. See “Description of Senior Debt Securities—Limited Rights to Set Off by Holders of Senior Debt Securities” in the accompanying prospectus.

Settlement	Each series of the Notes will initially be issued only in book-entry form through the facilities of DTC for the accounts of its participants. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes. Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Governing law	The Notes will be, and the Indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Listing and trading	Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Approval in-principle for the listing and quotation of the Notes on the SGX-ST is not to be taken as an indication of the merits of Nomura Holdings, Inc., its subsidiaries and associated companies or the Notes.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, Nomura Holdings, Inc. will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for Definitive Notes in certificated form. In addition, in the event that a Global Note is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of Nomura Holdings, Inc. through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore.

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as any of the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Trustee	Citibank, N.A.

Paying agent, transfer agent, registrar and authenticating agent	Citibank, N.A., London Branch

Delivery of the Notes	We expect that delivery of the Notes will be made to investors on or about July 3, 2024, which is the fourth New York business day following the date of pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes may be required, by virtue of the fact that the Notes initially will settle four New York business days after pricing of the Notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Conflicts of interest	Nomura Securities International, Inc., which is acting as one of the representatives of the underwriters in this offering, is an affiliate of ours and, as a result, has a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)”.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F, which are incorporated herein by reference.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F.

Risks Relating to the Notes

The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.

Your claim as a Noteholder is structurally subordinated to the liabilities of our subsidiaries, including our subsidiaries’ liabilities for collateralized financing, borrowed money, derivative and trading liabilities and payables and deposits. As a Noteholder, you will only be entitled to assert a claim as a creditor of Nomura Holdings, Inc. that is to be paid out of Nomura Holdings, Inc.’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

We are a holding company that currently has no significant assets other than our investments in, or loans to, our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc. Our ability to service our debt obligations, including our obligations under the Notes, thus depends on the dividends, loan payments and other funds that we receive from our subsidiaries. We may not be able to receive such funds from our subsidiaries due to adverse changes in their financial performance or material deterioration in their financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including loss absorption requirements, limitations under the Financial Instruments and Exchange Act, general corporate law, or any contractual obligations applicable to such subsidiaries. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, our right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where we are a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the preference shareholders in or creditors of our subsidiaries may recover their investments in full.

Our loans to, or investments in capital instruments issued by, our subsidiaries made or to be made with the net proceeds from the sale of our instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to us or our subsidiaries under regulatory requirements, including the Internal TLAC (as defined below) requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims that we have against such subsidiaries. For example, to ensure that each of our material subsidiaries in Japan, as designated by the FSA as being systemically important, maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan, we may extend to such subsidiaries, using the net proceeds from the sale of the Notes and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into equity of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are, or are likely to be, unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations, by issuing an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such subsidiaries, to us under Article 57-19, Paragraph 1 of the Financial Instruments and Exchange Act. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect our ability to obtain repayment of such loans and investments and to meet our obligations under the Notes as well as the value of the Notes.

The Notes may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board (the “FSB”) published the final Total Loss-Absorbing Capacity standard (“TLAC standard”) for global systemically important banks (“G-SIBs”). The FSB’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The FSB’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. In April 2016, the FSA published its policy (the “FSA Approach”) describing its approach and framework for the introduction of the TLAC standard in Japan for Japanese G-SIBs, which consist of the three so-called “mega-banks” in Japan. In April 2018, the FSA published a revised version of the FSA Approach that extended the coverage of the TLAC standard in Japan to certain domestic systemically important banks (“D-SIBs”) that are deemed (i) of particular need for a cross-border resolution arrangement and (ii) of particular systemic significance to Japanese financial system if they fail. In the revised FSA Approach, we and the Japanese G-SIBs (each a “TLAC Covered SIB” and collectively the “TLAC Covered SIBs”) would be subject to the TLAC requirements in Japan. In the revised FSA Approach, the FSA also expressed its view that Single Point of Entry (“SPE”) resolution, in which resolution powers are applied to the top of a group by a single national resolution authority (i.e., the FSA), would be the preferred strategy for resolution of TLAC Covered SIBs. In March 2019, the FSA published regulatory notices, regulatory guidelines and related materials to implement the TLAC standard in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which became applicable to three Japanese G-SIBs from March 31, 2019, and became applicable to us from March 31, 2021, requires Domestic Resolution Entities (as defined below) designated for the TLAC Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan, as designated by the FSA as being systemically important, to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (together with the internal loss-absorbing and recapitalization capacity that foreign subsidiaries are required to maintain under the FSB’s TLAC standard or similar requirements in the relevant jurisdictions, “Internal TLAC”). In keeping with its stated preference for SPE resolution, the FSA designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each TLAC Covered SIB. Under the Japanese TLAC Standard, the FSA designated Nomura Holdings, Inc., as the Domestic Resolution Entity for the Nomura group, which is subject to the external TLAC requirements in Japan, and also designated the Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc., as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan. Under the Japanese TLAC Standard, unsecured senior debt issued by the Domestic Resolution Entity for a TLAC Covered SIB is not required to include any contractual write-down, write-off or conversion provisions in order to qualify as external TLAC debt. In addition, unsecured senior debt issued by the Domestic Resolution Entity for a TLAC Covered SIB is not required to include any subordination provisions in order to qualify as external TLAC debt, so long as the Domestic Resolution Entity’s creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the grounds that the amount of excluded liabilities as defined in the Japanese TLAC Standard of such Domestic Resolution Entity ranking pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC in principle, while the Internal TLAC incurred by material subsidiaries of a TLAC Covered SIB is required to include the Contractual Loss Absorption Provisions and to be subordinated to such entity’s excluded liabilities. The Notes are intended to qualify as external TLAC debt under the Japanese TLAC Standard due in part to their structural subordination.

The Notes are expected to become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as us. As noted above, in the revised FSA Approach published in April 2018, the FSA has expressed its view that SPE resolution would be the preferred strategy for resolution of the TLAC Covered SIBs. However, it is uncertain what resolution strategy or specific measures will be taken in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution which is subject to the Japanese TLAC Standard under the Financial Instruments and Exchange Act, including Nomura Holdings, Inc. is non-viable due to material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, by issuing an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 57-19, Paragraph 1 of the Financial Instruments and Exchange Act, the material subsidiary’s Internal TLAC instruments will be written down or written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-down, write-off or conversion of Internal TLAC instruments, if the Prime Minister of Japan recognizes that the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries in Japan, as designated by the FSA as being systemically important, or foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister of Japan may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), generally referred to as specified item 2 measures (tokutei dai nigō sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister of Japan would also trigger the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written down or written off, or if applicable, converted into equity.

Under current Japanese laws and regulations, upon the application of specified item 2 measures (tokutei dai nigō sochi), a financial institution will be placed under special supervision (tokubetsu kanshi) by, or if the Prime Minister of Japan so orders, under special control (tokutei kanri) of, the Deposit Insurance Corporation. In an orderly resolution, if the financial institution is placed under special control (tokutei kanri), pursuant to Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which in our case would be expected to include the shares of Nomura Securities Co., Ltd., Nomura Financial Products & Services, Inc. and any of our other material subsidiaries in Japan that are designated as systemically important by the FSA. Under the Japanese TLAC Standard, to facilitate that transfer, the Prime Minister of Japan may prohibit by its designation creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See also “Item 4. Information on the Company—B. Business Overview—Regulation—Japan” in our most recent annual report on Form 20-F, which is incorporated herein by reference. In addition, with respect to the Notes, given that they are governed by the laws of the State of New York, the terms of the Notes will, in order to satisfy the requirements under the Japanese TLAC Standard, expressly limit the ability of the Noteholders to initiate any action to attach any of our assets, the attachment of which is so prohibited by the Prime Minister of Japan under Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi) need to be applied to us. See “Description of Senior Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus. The value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, Noteholders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, if we become subject to specified item 2 measures (tokutei dai nigō sochi), the application of specified item 2 measures (tokutei dai nigō sochi) or other measures by, or any decision of, the Prime Minister of Japan, the Deposit Insurance Corporation or a Japanese court may result in your rights as a Noteholder or the value of your investment in the Notes being adversely affected. Under the Japanese TLAC Standard, it is currently expected that the Notes will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as our liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of our material subsidiaries may be transferred to a bridge financial institution or other transferee, pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by court in accordance with the Deposit Insurance Act if (i) the financial institution is under special supervision (tokubetsu kanshi) by, or under special control (tokutei kanri) of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations, and we would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, given that the Notes are governed by the laws of the State of New York, in order to satisfy the requirements under the Japanese TLAC Standard, Noteholders expressly acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). See “Description of Senior Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus. Following such transfer, the recoverable value of our residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that we may have under our liabilities, including the Notes. Moreover, the Notes will not be insured or guaranteed by the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the Noteholders may lose all or a portion of their investments in the Notes in court-administered insolvency proceedings.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. The commencement of the orderly resolution process under the Deposit Insurance Act depends on, among other things, a determination by the Prime Minister of Japan, following deliberation by the Financial Crisis Management Meeting, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard, it is possible that specified item 2 measures (tokutei dai nigō sochi) may be applied to us as a result of, among other things, absorption of losses by us on our loans to, or investments in, or any other Internal TLAC of, Nomura Securities Co., Ltd., Nomura Financial Products & Services, Inc. or any of our other material subsidiaries or sub-groups in Japan that are designated as systemically important by the FSA, or any of our foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, prior to the failure of such subsidiary, pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, we may become subject to an orderly resolution process. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that we are approaching circumstances that could result in us becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of the orderly resolution measures under the Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolution measures and their impact on the Notes are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the Noteholders. Our creditors, including the Noteholders, may encounter difficulty in challenging the application of orderly resolution measures to us.

The Japanese TLAC Standard requires us to maintain external TLAC eligible instruments in an amount not less than 18% of our consolidated risk-weighted assets and 6.75% of the applicable Basel III consolidated leverage ratio denominator starting from March 31, 2024 (which was increased to 7.1% from April 1, 2024 pursuant to an amendment to the TLAC regulations in Japan). In addition, under the Japanese TLAC Standard, our access to Japan’s deposit insurance fund reserves qualifies as TLAC in the amount equivalent to 3.5% of our consolidated risk-weighted assets from March 31, 2024. Although we expect the Notes to qualify as external TLAC debt under the Japanese TLAC Standard, due in part to their structural subordination, there is no assurance that the Notes will qualify as such, which could affect our ability to meet the minimum TLAC requirements and subject us to potential adverse regulatory action. In addition, the Japanese TLAC Standard may be subject to change and, if such changes occur, we may need to issue debt instruments in the future with terms that differ from those of the Notes, which in turn could adversely affect the value of the Notes.

The Notes are unsecured obligations.

Because the Notes are unsecured obligations, their repayment may be compromised if:

•	we enter into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	we default in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

A portion of our other debt is secured by our assets. In addition, as is common with most Japanese corporations, our loan agreements relating to short-term and long-term debt with Japanese banks and some insurance companies require that we provide collateral for the benefit of the lenders at any time upon request by the lenders if it has become necessary to protect their loan receivables. Lenders whose loans constitute a majority of our indebtedness have the right to make such request. Although we have not received any requests of this kind from our lenders, there can be no assurance that our lenders will not request us to provide such collateral in the future. Most of these loan agreements, and some other loan agreements, contain rights of the lenders to offset cash deposits held by them against loans to us under specified circumstances. Whether the provisions in our loan agreements and debt arrangements described above can be enforced will depend upon factual circumstances. However, if they are enforced, the secured claims of these lenders and banks would, by virtue of such security, have priority over our assets and would rank senior to the claims of holders of the Notes.

The ratings of the Notes may change after issuance of the Notes, and those changes may have an adverse effect on the market prices and liquidity of the Notes.

We intend to apply for credit ratings for the Notes. Our credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in our credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal. The assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

There are no prior markets for the Notes and if markets develop, they may not be liquid.

Although approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST, there can be no assurance that any liquid markets for the Notes will ever develop or be maintained. The underwriters have informed us that they currently intend to make a market in each series of the Notes following the offering. However, the underwriters have no obligation to make a market in the Notes and they may stop at any time. Further, there can be no assurance as to the liquidity of any markets that may develop for the Notes or the prices at which you will be able to sell your Notes, if at all. Future trading prices of the Notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the Notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the Notes; the outstanding amount of the Notes; and the level, direction and volatility of market interest rates generally.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture in respect of the Notes and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock, incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of Senior Debt Securities—Mergers and Similar Transactions” in the accompanying prospectus.

Risks Relating to the Floating Rate Notes

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the FRBNY, such historical indicative data inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR or Compounded Daily SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as formerly published three-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Compounded Daily SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Floating Rate Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to maintain market acceptance could adversely affect the Floating Rate Notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the Floating Rate Notes and the price at which investors can sell the Floating Rate Notes in the secondary market.

The interest rate on the Floating Rate Notes is based on a compounded SOFR rate, which is relatively new in the marketplace.

For each Interest Period, the interest rate on the Floating Rate Notes is based on Compounded Daily SOFR, which is calculated using the specific formula described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Compounded Daily SOFR,” not the SOFR rate published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the SOFR Observation Period (as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes”) for an Interest Period is negative, its contribution to Compounded Daily SOFR will be less than one, resulting in a reduction to Compounded Daily SOFR used to calculate the interest payable on the Floating Rate Notes on the Interest Payment Date for such Interest Period.

In addition, the method for calculating an interest rate based upon SOFR in other transactions varies. Accordingly, the specific formula for the Compounded Daily SOFR rate used in the Floating Rate Notes may not be the same as that adopted by other market participants. If the market widely adopts a different calculation method, that would likely adversely affect the market value of the Floating Rate Notes. We may in the future also issue notes referencing SOFR that differ in terms of interest determination from the Floating Rate Notes.

Compounded Daily SOFR with respect to a particular Interest Period will only be capable of being determined near the end of the relevant Interest Period.

The level of Compounded Daily SOFR applicable to a particular Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined on the Interest Determination Date (as defined in “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Compounded Daily SOFR”) for such Interest Period. Because each such date is near the end of such Interest Period, you will not know the amount of interest payable with respect to a particular Interest Period until shortly prior to the relevant Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

The secondary trading market for securities linked to SOFR may be limited.

The Floating Rate Notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the Floating Rate Notes may be lower than those of later-issued securities that are based on SOFR. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded Daily SOFR, which could adversely affect the value of the Floating Rate Notes.

SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices of the Floating Rate Notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice (in which case a fallback method of determining the interest rate on the Floating Rate Notes as further described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition” will apply) and has no obligation to consider the interests of holders of the Floating Rate Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then the interest rate on the Floating Rate Notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, we or our designee. In addition, the terms of the Floating Rate Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes with respect to, among other things, changes to the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

Any determination, decision or election described above will be made in the sole discretion of us or our designee. Any exercise of such discretion by us may present us with a conflict of interest. In addition, if we appoint an affiliate as our designee, any exercise of such discretion may present us or such affiliate with a conflict of interest. Any of these determinations, decisions or elections may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. Moreover, certain of these determinations, decisions or elections may require the exercise of discretion and the making of subjective judgments, such as with respect to the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes, which may also adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement may not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for Floating

Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement, and has no obligation to consider your interests in doing so.

USE OF PROCEEDS

We expect to receive a total of approximately $1,991 million in net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sales of the Notes for loans to our subsidiaries, including Nomura Securities Co., Ltd., which will use such funds for their general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2024, presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2024
	Actual	As Adjusted
	(millions of yen)
Short-term borrowings	¥1,054,717	¥1,054,717
Long-term borrowings	12,452,115	12,452,115
Notes being issued(1)	—	302,440
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,163,562,601 shares; Outstanding: 2,970,755,160 shares)(2)	594,493	594,493
Additional paid-in capital	708,785	708,785
Retained earnings	1,705,725	1,705,725
Accumulated other comprehensive income	459,984	459,984
Common stock held in treasury, at cost (192,807,441 shares)(2)(3)	(118,798)	(118,798)

Total NHI shareholders’ equity	3,350,189	3,350,189

Non-controlling interests	98,324	98,324

Total equity	3,448,513	3,448,513

Total Capitalization and Indebtedness	¥16,955,345	¥17,257,785

Notes:

(1)

The Notes being issued have been translated to Japanese yen for the purposes of this table at the following foreign currency exchange rate: ¥151.22 per $1.00, the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York as of March 29, 2024.

(2)

On January 31, 2024, our board of directors resolved to set up a share buyback program for the shares of our common stock in accordance with our Articles of Incorporation and Article 459-1 of the Companies Act. The resolution authorized the repurchase of up to the lesser of (i) an aggregate of 125 million shares of our common stock, or 4.0% of issued shares (including treasury stock) and (ii) the aggregate amount of the repurchase price of ¥100 billion between February 16, 2024 and September 30, 2024 (excluding the ten business days following our quarterly financial results announcements). On June 6, 2024, we announced that we completed the share buyback program after repurchasing an aggregate of 109,726,600 shares of our common stock at the aggregate amount of the repurchase price of ¥99,999,989,800.

(3)

On May 1, 2024, we disposed of an aggregate of 45,870,222 shares of common stock held as treasury stock as restricted stock units granted as deferred compensation to our and our subsidiaries’ directors, executive officers, and employees.

Except as disclosed above, there has been no material change in our consolidated capitalization and indebtedness since March 31, 2024.

SELECTED FINANCIAL AND OTHER INFORMATION

The following table presents selected financial information as of and for the fiscal years ended March 31, 2020, 2021, 2022, 2023 and 2024, which is derived from our consolidated financial statements as of and for the same fiscal years. These financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial statements of Nomura Holdings, Inc. included in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated herein by reference, have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our most recent annual report on Form 20-F, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	Fiscal year ended March 31,
	2020	2021	2022	2023	2024
	(millions of yen, except per share data, number of shares and percentages)
Statement of income data:
Total revenue	¥1,952,482	¥1,617,235	¥1,593,999	¥2,486,726	¥4,157,294
Interest expense	664,653	215,363	230,109	1,151,149	2,595,294

Net revenue	1,287,829	1,401,872	1,363,890	1,335,577	1,562,000
Non-interest expenses	1,039,568	1,171,201	1,137,267	1,186,103	1,288,150

Income before income taxes	248,261	230,671	226,623	149,474	273,850
Income tax expense	28,894	70,274	80,090	57,798	96,630

Net income	219,367	160,397	146,533	91,676	177,220
Less: Net income (loss) attributable to non-controlling interests	2,369	7,281	3,537	(1,110)	11,357

Net income attributable to NHI shareholders	¥216,998	¥153,116	¥142,996	¥92,786	¥165,863

Balance sheet data (fiscal year end):
Total assets	¥43,999,815	¥42,516,480	¥43,412,156	¥47,771,802	¥55,147,203
Total NHI shareholders’ equity	2,653,467	2,694,938	2,914,605	3,148,567	3,350,189
Total equity	2,731,264	2,756,451	2,972,803	3,224,142	3,448,513
Common stock	594,493	594,493	594,493	594,493	594,493
Per share data:
Net income attributable to NHI shareholders—basic	¥67.76	¥50.11	¥46.68	¥30.86	¥54.97
Net income attributable to NHI shareholders—diluted	66.20	48.63	45.23	29.74	52.69
Total NHI shareholders’ equity(1)	873.26	879.79	965.80	1,048.24	1,127.72
Cash dividends	20.00	35.00	22.00	17.00	23.00
Cash dividends in USD(2)	$0.19	$0.32	$0.18	$0.13	$0.15
Weighted average number of shares outstanding (in thousands)(3)	3,202,370	3,055,526	3,063,524	3,006,744	3,017,128
Other Data:
Return on equity(4)	8.2%	5.7%	5.1%	3.1%	5.1%

Notes:

(1)	Calculated using the number of shares outstanding at end of the respective fiscal year.

(2)

Calculated using the Japanese Yen—U.S. Dollar exchange rate as of the respective fiscal year end date utilizing the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

(3)	The number shown is used to calculate basic earnings per share.
(4)	Calculated as net income (loss) attributable to NHI shareholders divided by the average total NHI shareholders’ equity at the beginning and the end of the respective fiscal year.

DESCRIPTION OF THE NOTES

This section describes the specific financial and legal terms of the Notes and supplements the more general description under “Description of Senior Debt Securities” in the accompanying prospectus. To the extent that the following description is inconsistent with the terms and provisions described under “Description of Senior Debt Securities” in the accompanying prospectus, the following description replaces the description of the general terms and provisions in the accompanying prospectus.

It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement and any applicable pricing term sheet before deciding whether to invest in the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to therein.

General

We will offer the Notes under a senior debt indenture between us, as issuer, and Citibank, N.A., as trustee (the “Trustee”), dated as of January 16, 2020 (the “Indenture”). The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

The Notes of each series will be issued only in fully registered form without coupons. The Notes will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the Notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, we have been classified as one of the TLAC Covered SIBs, and the FSA has expressed its view that SPE resolution would be the preferred strategy for resolution of the TLAC Covered SIBs. As a result, the Notes are expected to become subject to loss absorption if we become subject to orderly resolution measures under the Companies Act, the Financial Instruments and Exchange Act, the Deposit Insurance Act and Japanese insolvency laws. These restrictions could prevent our subsidiaries from paying the cash to us that we need in order to make payments under the Notes. See “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and “Risk Factors—Risks Relating to the Notes—The Notes may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.”

The Notes will not be redeemable prior to maturity, except as set forth in “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus, and will not be subject to any sinking fund.

The Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York. The Notes of each series will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Notes will not, and the Indenture does not, contain any financial covenants or other restrictions on the payment of dividends on shares of our common stock, the incurrence of unsecured indebtedness, or the issuance or repurchase of our securities. In addition, the Notes will not, and the Indenture does not, contain any covenants or other provisions to afford protection to Noteholders in the event of a highly leveraged transaction or a change in control of Nomura Holdings, Inc.

We will pay the principal of and interest on the Notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to us and our agents in respect thereof, including requirements under Japanese tax law.

If and to the extent we shall default in the payment of the interest due on the interest payment date, such defaulted interest shall be paid to the person in whose name the relevant Note is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of us to the holder of the relevant Note not less than fifteen days preceding such subsequent record date.

Principal, Maturity and Interest for the Fixed Rate Notes

The initial aggregate principal amount of the 3-year Fixed Rate Notes and the 10-year Fixed Rate Notes is $500,000,000 and $1,000,000,000, respectively. The 3-year Fixed Rate Notes will mature on July 2, 2027 and the 10-year Fixed Rate Notes will mature on July 3, 2034. The Fixed Rate Notes of each series will be repaid at maturity at a price of 100% of the principal amount thereof.

The 3-year Fixed Rate Notes will bear interest at the rate of 5.594% per annum, and the 10-year Fixed Rate Notes will bear interest at the rate of 5.783% per annum, from and including July 3, 2024 to but excluding the maturity date, or if redeemed early, the date fixed for redemption, payable semi-annually in arrears on the following dates:

•	January 2 and July 2 of each year, commencing on January 2, 2025 (short first coupon), in the case of the 3-year Fixed Rate Notes, and

•	January 3 and July 3 of each year, commencing on January 3, 2025, in the case of the 10-year Fixed Rate Notes,

in each case, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention). If any payment is due on the Fixed Rate Notes on any interest payment date, other than the maturity date, that is not a Business Day, payment will be made on the day that is the next succeeding Business Day. If the maturity date with respect to any series of the Fixed Rate Notes falls on a day that is not a Business Day, payments of principal and interest otherwise due on such day will be made on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Fixed Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

A “Business Day” as used under “—Principal, Maturity and Interest for the Fixed Rate Notes” means a New York business day, a London business day and a Tokyo business day.

A “New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

A “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close.

A “Tokyo business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Tokyo generally are authorized or obligated by law, regulation or executive order to close.

Principal, Maturity and Interest for the Floating Rate Notes

The initial aggregate principal amount of the Floating Rate Notes is $500,000,000. The Floating Rate Notes will mature on July 2, 2027 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will be repaid at maturity at a price of 100% of the principal amount thereof.

The Floating Rate Notes will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined below) plus 1.25% (the “Floating Rate Notes Margin”), from and including July 3, 2024 to but excluding the Floating Rate Notes Maturity Date, or if redeemed early, the date fixed for redemption, payable quarterly in arrears on January 2, April 2, July 2 and October 2 of each year, commencing on October 2, 2024 (short first coupon), subject to adjustments as described in the next paragraph (each, along with the Floating Rate Notes Maturity Date or the date fixed for redemption, an “Interest Payment Date”), to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such Interest Payment Date. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Interest Period (as defined below).

If any Interest Payment Date (other than the Floating Rate Notes Maturity Date or any redemption date under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus) falls on a day that is not a Business Day, such Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day (and interest will continue to accrue to, but excluding, such succeeding Business Day), unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day (and interest will accrue to, but excluding, such preceding Business Day). If the Floating Rate Notes Maturity Date or any redemption date under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus would fall on a day that is not a Business Day, then any interest, principal or additional amounts, if any, as the case may be, will be paid on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Floating Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

A “Business Day” as used under “—Principal, Maturity and Interest for the Floating Rate Notes” means a day that is a U.S. Government Securities Business Day (as defined below), a New York business day (as defined above), a London business day (as defined above) and a Tokyo business day (as defined above).

As further described herein, on each Interest Determination Date, the Calculation Agent (each as defined below) will calculate the amount of accrued interest payable on the Floating Rate Notes on the related Interest Payment Date by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the number of days in the relevant Interest Period divided by 360 (actual/360 day count convention).

Secured Overnight Financing Rate

The Secured Overnight Financing Rate is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The Federal Reserve Bank of New York notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Compounded Daily SOFR

The term “Compounded Daily SOFR” means, in respect of each Interest Period, the rate of return on a daily compounded interest investment during the relevant SOFR Observation Period (with the daily SOFR reference rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent on the relevant Interest Determination Date in accordance with the following formula:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655)) and where:

“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to the SOFR reference rate for that U.S. Government Securities Business Day “i”;

“d” means the number of calendar days in the relevant SOFR Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers ascending from one to do, representing each U.S. Government Securities Business Day in chronological order from and including the first U.S. Government Securities Business Day in the relevant SOFR Observation Period (each, a “U.S. Government Securities Business Day “i””);

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from and including such U.S. Government Securities Business Day “i” up to but excluding the following U.S. Government Securities Business Day;

“Interest Determination Date” means the date that is five U.S. Government Securities Business Days before the related Interest Payment Date;

“Interest Period” means each period beginning from and including July 3, 2024 to but excluding the first Interest Payment Date, or from and including any Interest Payment Date to but excluding the next Interest Payment Date; provided, however, that, in the case of any Interest Period during which the Floating Rate Notes become due and payable on a date other than an Interest Payment Date, in respect of such Floating Rate Notes that become due and payable only, such Interest Period will end on but exclude such date on which the Floating Rate Notes have become due and payable;

“SOFR” means, in respect of a U.S. Government Securities Business Day, the reference rate determined by the Calculation Agent in accordance with the following provision:

(i)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day at the SOFR Determination Time on the SOFR Administrator’s Website; or

(ii)

if the reference rate specified in (i) above does not appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the Secured Overnight Financing Rate published on the SOFR Administrator’s Website for the most recent preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Determination Time” means 3:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day;

“SOFR Observation Period” means in respect of each Interest Period, the period from, and including, the date five U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date five U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period or in the case of any Interest Period during which the Floating Rate Notes become due and payable on a date other than an Interest Payment Date, the period from, and including, the date that is five U.S. Government Securities Business Days preceding the first date in such Interest Period, but excluding, the date that is five U.S. Government Securities Business Days before such date on which the Floating Rate Notes have become due and payable; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded Daily SOFR or the then-current Benchmark (as defined below), then the benchmark replacement provisions set forth below under “—Benchmark Transition” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable Floating Rate Notes Margin.

Subject to and in accordance with its appointment and acceptance of such appointment under the calculation agency agreement between Nomura Holdings, Inc. and Citibank, N.A., London Branch to be dated on or around the date of the issuance of the Floating Rate Notes (the “Calculation Agency Agreement”), Citibank, N.A., London Branch, will serve as the “Calculation Agent” for the Floating Rate Notes.

The Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Interest Period will be conclusive and binding on us and the holders of the Floating Rate Notes absent manifest error. Upon written request, the Calculation Agent will make available the interest rates for current (once determined) and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. We have the right to remove the Calculation Agent at any time, which removal will take effect on the date of the appointment by us of a successor Calculation Agent. The Calculation Agent may resign at any time by giving not less than sixty (60) days prior written notice thereof to us. Pursuant to the terms of the Calculation Agency Agreement, a successor Calculation Agent will be appointed.

Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time without the consent of the holders of the Floating Rate Notes.

Any determination, decision or election that may be made by us or our designee pursuant to these Benchmark Transition provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection (i) will be conclusive and binding on us, the Trustee, the paying agent, the Calculation Agent and any other agents and the holders of the Floating Rate Notes absent manifest error, (ii) if made by us, will be made in our sole discretion, (iii) if made by our designee, will be made after consultation with us, and the designee will not make any such determination, decision or election to which we object and (iv) notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

Any determination, decision or election pursuant to these Benchmark Transition provisions not made by our designee will be made by us on the basis as described above. The designee shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with these Benchmark Transition provisions. Each holder of the Floating Rate Notes agrees (i) that none of the Trustee, the Calculation Agent, the paying agent, the registrar, the authenticating agent, nor the transfer agent shall have any duty or liability in connection with the determination of any Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Conforming Changes, or any other related matter as provided in this section and (ii) to waive any and all claims arising out of such matters against such persons. Each holder of the Floating Rate Notes agrees that none of the Trustee, the Calculation Agent, the paying agent, the registrar, the authenticating agent, nor the transfer agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of any Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, if any, in connection with any of the foregoing. Each holder of the Floating Rate Notes agrees that none of the Trustee, the Calculation Agent, the paying agent, the registrar, the authenticating agent, nor the transfer agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of any Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any required or contemplated direction, instruction, notice or information reasonably required for the performance of such duties.

We will promptly give written notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the paying agent, the Calculation Agent and the holders of the Floating Rate Notes; provided that failure to give such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

The Calculation Agent is not required to determine any interest rate if such determination would require access to any reference rate to which it does not have access. In the event of any conflict or ambiguity relating to the prevailing interest rate on a series of Floating Rate Notes, the Calculation Agent has the right to request written direction and/or clarification from us, refrain from acting unless and until such written direction and/or clarification is received by it and resolves such ambiguity to its satisfaction, and conclusively rely upon such direction without limitation. For any circumstances under the ISDA Definitions where the Calculation Agent would be required to exercise any discretion, including the selection of any reference banks and seeking quotations from reference banks, when calculating the relevant interest rate, the relevant determination(s) which require the Calculation Agent to exercise its discretion shall instead be made by us or our designee.

For purposes of these Benchmark Transition provisions:

“Benchmark” means, initially, Compounded Daily SOFR; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including any daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)	the sum of:

(a)

the alternate reference rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the Corresponding Tenor; and

(b)	the Benchmark Replacement Adjustment;

(ii)	the sum of:

(a)	the ISDA Fallback Rate; and

(b)	the Benchmark Replacement Adjustment; or

(iii)	the sum of:

(a)

the alternate reference rate that has been selected by us or our designee as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the applicable Corresponding Tenor giving due consideration to any industry-accepted reference rate as a replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for U.S. dollar-denominated floating rate notes at such time; and

(b)	the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (including any daily published component used in the calculation thereof) with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “Interest Period,” changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)	in the case of sub-paragraph (i) or (ii) of the definition of “Benchmark Transition Event”, the later of:

(a)	the date of the public statement or publication of information referenced therein; and

(b)	the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of sub-paragraph (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark;

“designee” means a designee as selected and separately appointed by us in writing;

“ISDA Definitions” means the 2021 ISDA Interest Rate Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Compounded Daily SOFR, the SOFR Determination Time, or (2) if the Benchmark is not the Compounded Daily SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/ or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Amounts

If payments of principal (and premium, if any) and interest on the Notes are subject to withholding or deduction under Japanese tax law, we will pay such additional amounts, subject to certain exceptions, in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any such withholding or deduction. For further details regarding additional amounts, see “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus. References to principal (and premium, if any) and interest in respect of the Notes include any additional amounts which may be payable in respect of the principal (and premium, if any) or interest.

Events of Default and Remedies

Noteholders will have special rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities—Default, Remedies and Waiver of Default” in the accompanying prospectus.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the Notes represented by the global notes will be payable in U.S. dollars. We will cause the paying agent to pay such amounts, on the dates payment is to be made, directly to DTC.

Trustee

The Trustee for the Noteholders will be Citibank, N.A., located at 388 Greenwich Street, New York, New York 10013, United States of America.

Paying Agent, Transfer Agent, Registrar, Authenticating Agent and Calculation Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar, authenticating agent and Calculation Agent for the Notes. We may change the paying agent, transfer agent, registrar, authenticating agent or Calculation Agent without prior notice to the Noteholders, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar, authenticating agent or Calculation Agent.

SGX-ST Listing

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as the Notes are listed on the SGX-ST.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for Definitive Notes in certificated form, we shall appoint and maintain a paying agent in Singapore, at the specified office of which the Notes may be presented or surrendered for payment or redemption. In addition, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST. Such announcement will include all material information with respect to the delivery of the Definitive Notes, including details of the paying agent in Singapore.

Transfer and Exchange

A holder of the Notes issued in definitive form may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

We will treat the registered Noteholder as the owner of that Note for all purposes, except as described above under “—Methods of Receiving Payments.” See “—Book-Entry, Delivery and Form” below.

Clearance and Settlement

The Notes have been accepted for clearance through DTC for the accounts of its participants, including Clearstream and Euroclear.

Book-Entry, Delivery and Form

Each series of Notes will be represented by one or more global notes. The global notes will be deposited upon issuance with Cede & Co., as nominee for DTC or its custodian, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Clearstream and Euroclear.

Except as otherwise described in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global notes for Notes in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Clearstream and Euroclear), which may change from time to time.

TAXATION

Japanese Taxation

The following description is a summary of Japanese tax consequences (limited to national taxes) to holders of the Notes, principally relating to such holders that are individual non-residents of Japan or non-Japanese corporations, having no permanent establishment in Japan, and is applicable to interest and profit from redemption (as defined below) with respect to the Notes, as well as to certain aspects of capital gains, inheritance and gift taxes.

The statements regarding Japanese tax laws set out below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws or tax treaties, conventions or agreements or in the interpretation thereof after that date. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Interest and Profit from Redemption

Interest payments on the Notes will be subject to Japanese withholding tax unless it is established that the debt security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”), (ii) a Japanese designated financial institution as described in Article 6, paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution, financial instruments business operator or certain other entity which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the Japanese public corporation, financial institution, financial instruments business operator and certain other entity described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

A legend containing a statement to the same effect as set forth in the preceding paragraphs will be printed on the relevant Notes or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Act and regulations thereunder.

If the recipient of interest on the Notes is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(a)

if the relevant Notes are held through a participant in an international clearing organization, such as DTC, Euroclear and Clearstream, Luxembourg, or through a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being referred to as a “Participant”), the requirement that such recipient, at the time of entrusting a Participant with the custody of the relevant Notes, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder, or the “Law”, to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the “interest recipient information”, and advise the Participant if such recipient ceases to be so exempted

(including where the recipient who is an individual non-resident of Japan or non-Japanese corporation becomes a specially-related person of ours), and that we prepare and file a certain confirmation prescribed by the Law with the competent local tax office in a timely manner based upon the interest recipient information communicated through the Participant and the relevant international clearing organization; and

(b)

if the relevant Notes are held not through a Participant, the requirement that such recipient submit to the relevant paying agent that makes payment of interest on the Notes a claim for exemption from withholding tax (hikazei tekiyo shinkokusho), or the “written application for tax exemption”, together with certain documentary evidence, at or prior to each time of receiving interest, and that we file the written application for tax exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the interest recipient information is not duly communicated as required under the Law) will result in the withholding by us of income tax at the rate of 15.315% of the amount of such interest.

If a recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, which is subject to Japanese withholding tax due to its status as a specially-related person of ours or for any other reason, (i) the rate of withholding tax may be reduced under an applicable tax treaty, convention or agreement, and (ii) if such recipient is not subject to Japanese tax under an applicable tax treaty, convention or agreement due to its status as a registered securities dealer in the relevant country, or for any other reason, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise; provided that, in either case (i) or (ii) above, such recipient shall submit required documents and information (if any) to the relevant tax authority.

If the recipient of any difference between the acquisition price of the Notes and the amount which the holder receives upon redemption thereof (the “profit from redemption”), is a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no income tax or corporation tax will be payable with respect to such profit from redemption.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale of the Notes, whether within or outside Japan, by a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will be, in general, not subject to Japanese income or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired the Notes as a legatee, heir or donee, even if the individual is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the Notes in connection with the issue of the Notes outside Japan.

United States Taxation

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Nomura. It applies to you only if you acquire Notes in this offering at the offering price and you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences (except as specifically noted below with respect to estate tax consequences) and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Convention”), all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning the Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest. You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the Notes, including tax withheld from the payment of such additional amounts. You may be entitled to deduct or credit the withholding tax, subject to applicable limits (including that the election to deduct or credit creditable foreign taxes applies to all of your creditable foreign taxes for a particular tax year). Additionally, any Japanese withholding taxes on interest generally would not be eligible for a foreign tax credit to the extent that the Japanese taxes could have been eliminated by timely providing the interest recipient information or the written application for tax exemption as described in “Japanese Taxation” above, or to the extent the interest is exempt from Japanese tax pursuant to the Convention. Because interest on the Notes is generally exempt from Japanese tax pursuant to the Convention, if you are eligible for benefits under the Convention, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld from interest payments on the Notes. Interest paid by us on the Notes and any additional amounts paid with respect to withholding tax on the Notes is generally income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder and will generally be “passive” income for purposes of computing the foreign tax credit. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

Purchase, Sale, Exchange and Retirement of the Notes. Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale, exchange or retirement of your Note equal to the difference between the amount you realize on the sale, exchange or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. Gain or loss generally will be treated as gain or loss from sources within the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Information with Respect to Foreign Financial Assets. A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Notes.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest. Under United States federal income tax law, and subject to the discussion of backup withholding below, interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Sale, Exchange and Retirement of the Notes. You generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Estate Tax. For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service, or “IRS”, Form 1099, generally would apply to payments of principal and interest on a Note within the United States, and the payment of proceeds to you from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number or (in the case of interest payments) if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a Note effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may credit any backup withholding against your United States federal income tax liability (if any) and obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA,” and each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the prohibited transaction restrictions of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Notes by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the acquisition or holding of the Notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption (the “service provider exemption”) for the acquisition and disposition of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of the service provider exemption) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to any particular transaction involving the Notes.

Because of the foregoing, the Notes should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any acquiror or holder of the Notes or any interest therein will be deemed to have represented by its acquisition and holding of the Notes that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under ERISA, the Code or Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any similar provisions of applicable Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated June 27, 2024, between us and the underwriters named below, for whom Nomura Securities International, Inc., BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of 3-year Floating Rate Notes	Principal Amount of 3-year Fixed Rate Notes	Principal Amount of 10-year Fixed Rate Notes
Nomura Securities International, Inc.	$217,900,000	$217,900,000	$435,800,000
BofA Securities, Inc.	$70,000,000	$70,000,000	$140,000,000
Citigroup Global Markets Inc.	$50,000,000	$50,000,000	$100,000,000
SMBC Nikko Securities America, Inc.	$20,000,000	$20,000,000	$40,000,000
BNP Paribas Securities Corp.	$11,100,000	$11,100,000	$22,200,000
Crédit Agricole Corporate and Investment Bank	$11,100,000	$11,100,000	$22,200,000
Mediobanca - Banca di Credito Finanziario S.p.A.	$11,100,000	$11,100,000	$22,200,000
Natixis Securities Americas LLC	$11,100,000	$11,100,000	$22,200,000
Nordea Bank Abp	$11,100,000	$11,100,000	$22,200,000
Santander US Capital Markets LLC	$11,100,000	$11,100,000	$22,200,000
Scotia Capital (USA) Inc.	$11,100,000	$11,100,000	$22,200,000
SEB Securities, Inc.	$11,100,000	$11,100,000	$22,200,000
Société Générale	$11,100,000	$11,100,000	$22,200,000
TD Securities (USA) LLC	$11,100,000	$11,100,000	$22,200,000
The Korea Development Bank	$11,100,000	$11,100,000	$22,200,000
Barclays Capital Inc.	$5,000,000	$5,000,000	$10,000,000
CaixaBank, S.A.	$5,000,000	$5,000,000	$10,000,000
DBS Bank Ltd.	$5,000,000	$5,000,000	$10,000,000
Mizuho Securities USA LLC	$5,000,000	$5,000,000	$10,000,000

Total	$500,000,000	$500,000,000	$1,000,000,000

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale, when, as and if issued or sold to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the Notes at the public offering prices listed on the cover page of this prospectus supplement.

After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the Notes from us at the public offering price less an underwriting commission of 0.250% of the principal amount of the Floating Rate Notes, 0.250% of the principal amount of the 3-year Fixed Rate Notes and 0.450% of the principal amount of the 10-year Fixed Rate Notes.

The estimated expenses, not including the underwriting commission, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$295,200
Legal fees and expenses	845,000
Accounting fees and expenses	82,000
Trustee, paying agent, transfer agent, registrar, authenticating agent and calculation agent fees and expenses	153,000
Miscellaneous	65,000

Total	$1,440,200

We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

New Issue of Notes

The Notes are new issues of securities with no established trading markets. Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. Certain underwriters have advised us that they presently intend to make a market in each series of the Notes after completion of this offering. Nomura Securities International, Inc. may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market-making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading markets for the Notes. If active trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There are no prior markets for the Notes and if markets develop, they may not be liquid.”

Settlement

We expect that delivery of the Notes will be made to investors on or about July 3, 2024, which is the fourth New York business day following the date of pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes may be required, by virtue of the fact that the Notes initially will settle four New York business days after pricing of the Notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Notes or such other U.S. dollar-denominated senior debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the managing underwriters may impose a penalty bid. A penalty bid is an arrangement that permits a managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Nomura Holdings, Inc. or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Nomura Securities International, Inc., which is acting as one of the representatives of the underwriters in this offering, is an affiliate of ours and, as a result, has a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Nomura Securities International, Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the Notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the Notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and will be subject to the Special Taxation Measures Act. Accordingly, each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, the Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under the underwriting agreement relating to the Notes, at any time, directly or indirectly offer or sell the Notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (excluding an underwriter designated in Article 6, paragraph 12, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Notes from the other underwriters) or (b) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Cabinet Order.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA.

(a)	For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Prohibition of Sales to UK Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the UK.

(a)	For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other Regulatory Restrictions

Each underwriter has:

(a)

only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

Hong Kong

The Notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (“FINMA”), and investors in the Notes will not benefit from protection or supervision by such authority.

EXPERTS

Our consolidated financial statements appearing in our most recent annual report on Form 20-F for the year ended March 31, 2024, and the effectiveness of our internal control over financial reporting as of March 31, 2024, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Sullivan & Cromwell LLP as to matters of United States federal law and New York State law and by Anderson Mori & Tomotsune as to matters of Japanese law. The validity of the Notes will be passed upon for any underwriters, dealers or agents by Simpson Thacher & Bartlett LLP as to matters of United States federal law and New York State law.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws. Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. The SEC maintains an internet site at https://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. Our corporate website is https://www.nomura.com.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “NMR.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. All of the documents incorporated by reference are available at www.sec.gov under Nomura Holdings, Inc., CIK number 0001163653. This prospectus supplement incorporates by reference (i) our annual report on Form 20-F for the fiscal year ended March 31, 2024 filed with the SEC on June 26, 2024 and (ii) our current report on Form 6-K submitted to the SEC on June 26, 2024 (containing our consolidated capitalization and indebtedness as of March 31, 2024).

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

Attention: Treasury Department

Telephone: +81-3-5255-1000

Fax: +81-3-6702-7850

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.nomura.com.

PROSPECTUS

Nomura Holdings, Inc.

Senior Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any senior debt securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. Before you invest in any of the senior debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

We may offer and sell the senior debt securities on a continuous or delayed basis directly to investors or through one or more underwriters, dealers or agents, including the firm named below, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in our securities involves risks. See “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), any updates thereto included in any of the documents incorporated by reference herein and any risk factors included in the applicable prospectus supplement under the caption “Risk Factors.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is December 20, 2021.

ABOUT THIS PROSPECTUS

The term “Nomura” refers to Nomura Holdings, Inc. The terms “we”, “our”, and “us” refer to Nomura and, unless the context requires otherwise, will include Nomura’s consolidated subsidiaries.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥”, we mean Japanese yen. When we refer to “$”, we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 which we filed with the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus.

A supplement to this prospectus may be in the form of one or more prospectus supplements, pricing supplements, addenda or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus”. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe”, “anticipate”, “expect”, “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	risks associated with financial markets, economic conditions, and market fluctuations in Japan and elsewhere around the world, including:

•	the effect of changes in governmental fiscal and monetary policies;

•	the impact of the COVID-19 pandemic;

•	the effect of Brexit;

•	potential revenue declines in our brokerage and asset management, investment banking or electronic trading businesses;

•	potential losses from trading and investment activities;

•	the effect of transitions away from LIBOR or other benchmarks;

•	risks relating to holding large and concentrated positions of securities and other assets;

•	market declines or decreases in the number of market participants;

•	insufficient protection from our hedging strategies;

•	the potential ineffectiveness of our risk management policies and procedures;

•	the potential that market risk may increase other risks we are subject to;

•	potential recognition of impairment charges relating to goodwill, tangible, and intangible assets;

•	the effect of liquidity risk on our ability to fund operations and on our financial condition;

•	the effect of event risk on our trading and investment assets;

•	potential exposure to losses when third parties that are indebted to us do not perform their obligations;

•	risks associated with Environmental, Social and Governance factors, including climate change and broader associated policy changes;

•	intense competition in the financial services industry;

•	misconduct or fraud by an employee, director or officer, or any third party, could occur, and our reputation in the market and our relations with clients could be harmed;

•	failure to identify and appropriately address conflicts of interest;

•	legal, regulatory and reputational risks;

•	unauthorized disclosure or misuse of personal information held by us;

•	system failure, information leakage and the cost of maintaining sufficient cybersecurity;

•	natural disaster, terrorism, military dispute and infection disease;

•	our dependence as a holding company on payments from our subsidiaries;

•	risks relating to our ability to realize gains on our investments in equity securities and non-trading debt securities;

•	impairment losses on our equity investments in affiliates and other investees accounted for under the equity method;

•	the outflow of clients’ assets due to losses of cash reserve funds or debt securities we offer;

•

the risk that investors may be unable to secure personal jurisdiction within the U.S. over us or our directors or executive officers, or to enforce judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States; and

•	risks related to the terms of the Notes and the market therefore.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

NOMURA HOLDINGS, INC.

We are a joint stock corporation incorporated with limited liability under the laws of Japan. We engage in a broad range of businesses and services, including securities businesses, investment banking, asset management services, trust banking and other related services in Japan and abroad through our subsidiaries and affiliated companies. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

SENIOR DEBT SECURITIES

For any particular series of senior debt securities we offer, the applicable prospectus supplement will describe the title and series of the senior debt securities, the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The senior debt securities will be issued under the senior debt indenture entered into between us and Citibank, N.A., as trustee, dated as of January 16, 2020, (the “Indenture”). The senior debt securities offered in market-making transactions by our affiliates after initial issuance will include senior debt securities previously issued under the Indenture. We have summarized the general features of the Indenture under the heading “Description of Senior Debt Securities.” The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part.

RISK FACTORS

Investing in the senior debt securities offered using this prospectus involves risk. You should consider carefully the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the applicable prospectus supplement to this prospectus before you decide to buy our senior debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

USE OF PROCEEDS

The use of the net proceeds from any sale of senior debt securities pursuant hereto will be described in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2021. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of September 30, 2021
Actual
(millions of yen)
Short-term borrowings	¥1,188,794
Long-term borrowings	8,695,951
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,233,562,601 shares; Outstanding: 3,094,756,680 shares)(1)	594,493
Additional paid-in capital	684,723
Retained earnings	1,557,697
Accumulated other comprehensive loss	(28,506)
Common stock held in treasury, at cost (138,805,921 shares)(1)	(74,321)
Total NHI shareholders’ equity	2,734,086
Noncontrolling interests	67,546

Total equity	2,801,632

Total Capitalization and Indebtedness	¥12,686,377

Notes:

(1)

On October 29, 2021, our board of directors resolved to set up a share buyback program for the shares of our common stock in accordance with Nomura’s Articles of Incorporation and Article 459-1 of the Companies Act of Japan (Act No. 86 of 2005, as amended) (the “Companies Act”). The resolution authorized the repurchase of up to the lesser of (i) an aggregate of 80 million shares of our common stock, or 2.5% of outstanding shares and (ii) the aggregate amount of the repurchase price of ¥50 billion between November 16, 2021 and March 31, 2022 (excluding the ten business days following our quarterly financial results announcements). The timing of the commencement of the buyback will be decided separately by a Representative Executive Officer or the CFO. As of November 30, 2021, we have repurchased a total of 27,875,100 shares of our common stock at the aggregate purchase price of ¥13,656,245,760 pursuant to this board resolution.

Except as disclosed above, there has been no material change in our consolidated capitalization and indebtedness since September 30, 2021.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such senior debt securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the senior debt indenture (as described below) and the senior debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of senior debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior debt indenture between us and Citibank, N.A., as trustee, dated as of January 16, 2020, as amended or supplemented from time to time. The senior debt indenture is referred to in this prospectus as the “Indenture,” and the trustee is referred to in this prospectus as the “trustee.” The terms “Indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented. The Indenture is qualified under the Trust Indenture Act. The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The Indenture provides that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.

The senior debt securities will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of senior debt securities being offered. Such information may include:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities of the series (which shall distinguish the senior debt securities of the series from all other senior debt securities);

•	the ranking of the senior debt securities;

•	the initial aggregate principal amount of the senior debt securities and any limits upon the total aggregate principal amount of such senior debt securities;

•	the issue price at which we originally issue the senior debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the denominations in which the senior debt securities shall be issuable;

•	the coin or currency in which the senior debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, and the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

if the amount of payments of principal or any premium or interest on the senior debt securities may be determined with reference to an index based on a coin or currency other than that in which such senior debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan (the “FSA”), or other applicable regulatory authority;

•	the manner in which and the place or places where the principal of and any interest on senior debt securities shall be payable;

•	the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the senior debt securities of the series, if different from the provisions set forth in this prospectus, and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the senior debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	any conversion or exchange features of the senior debt securities;

•

the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the circumstances under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

if other than the principal amount thereof, the portion of the principal amount of senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings;

•

the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	material U.S. federal or Japanese tax considerations;

•

if the senior debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary senior debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the senior debt securities will be issued in other than book-entry form;

•	any listing of the senior debt securities on a securities exchange;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series, if different from the provisions set forth in this prospectus;

•

whether the senior debt securities of a series shall be excluded from participation with the senior debt securities of other series or otherwise differentiated from the senior debt securities of other series in relation to any matter in respect of which the senior debt securities generally or senior debt securities of more than one series are contemplated by the Indenture to act together or otherwise be treated or affected collectively;

•

any write-down, write-up, bail-in or other provisions applicable to a particular series of senior debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Indenture.

The senior debt securities may be issued as original issue discount debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein (the “Japanese taxes”), unless such withholding or deduction is required by law. In that event, we shall pay to the holders such additional amounts as will result in the receipt by or on behalf of the holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no additional amounts will be payable with respect to any senior debt security (a) to, or to a third party on behalf of, a holder or a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such senior debt security by reason of its (i) having some connection with Japan other than the mere holding of such senior debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder or a beneficial owner who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the senior debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant depositary to such paying agent; or (c) to, or to a third party on behalf of, a holder or a beneficial owner who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or (d) if the senior debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the senior debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal (and premium, if any) and interest in respect of the senior debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If senior debt securities are held through a participant of a depositary or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “participant”, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 11 of the Special Taxation Measures Act (a “designated financial institution”), such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”), and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If senior debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese taxes with respect to payments on any senior debt securities, we will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese taxes from the Japanese taxing authority imposing such Japanese taxes, and if certified copies are not available, we will use reasonable efforts to obtain other evidence of payment satisfactory to the trustee. The trustee will make such certified copies or other evidence available to the securityholders or the beneficial owners of the senior debt securities upon reasonable request to the trustee.

We will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Indenture or any indenture supplemental hereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the senior debt securities.

Governing Law

The Indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency.

Book-Entry; Delivery and Form

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Global Security

We intend to initially issue each security in book-entry form only. Each security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s

Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under a Indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Clearance and Settlement

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the senior debt securities are issued in the form of registered global securities, such senior debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of senior debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificated senior debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a U.K. corporation (the “Euroclear Clearance System”). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the Indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Repurchase

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any such senior debt securities purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation by us or any such subsidiary, as the case may be. The senior debt securities so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of senior debt securities and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of senior debt securities or for the purposes of “—Default, Remedies and Waiver of Default—Remedies If an Event of Default Occurs” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date unless otherwise indicated in your prospectus supplement. We will give the notice in the manner described below in “—Notices”.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts”, we may, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant senior debt securities of a series for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the trustee of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the trustee to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of legal counsel of recognized standing to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten), partial share exchange (kabushiki-kofu) or corporate split (kaisha bunkatsu) pursuant to the Companies Act, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of 30 days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

•

We default in the performance or remain in breach of any covenant we make in the Indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the Indenture.

The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the Indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the Indenture and the senior debt securities issued under it, or else specifying any default under the Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described above under “— Book-Entry; Delivery and Form”.

Limitation on Actions for Attachment

Each holder of senior debt securities and the trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

We shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to us, deliver a written notice of such event to the holders of senior debt securities and the trustee through DTC or the relevant clearing organization. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement of the holders of senior debt securities or the trustee described in the preceding paragraph.

Limited Rights to Set Off by Holders of Senior Debt Securities

Subject to applicable law, each holder of senior debt securities, by the acceptance of any interest in the senior debt securities, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended) (the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended) (the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended) (the “Corporate Reorganization Act”), the Companies Act or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the senior debt securities or the Indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the Indenture relating to our ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of our properties or assets to any person or persons, each holder of senior debt securities and the trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of such requirements.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of senior debt securities for any series, to issue additional senior debt securities of such series on terms and conditions identical to those of the senior debt securities of that series, which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the senior debt securities of that series. We may also issue other securities under the Indenture as part of a separate series that have different terms from the senior debt securities.

Modification of the Indenture and Waiver of Covenants

There are four types of changes we can make to the Indenture and the senior debt securities or series of senior debt securities issued under the Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the Indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the Indenture or to waive defaults; and

•

change the provisions of the Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the Indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the Indenture and the senior debt securities issued thereunder would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the Indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules, except as may otherwise be provided in the applicable prospectus supplement.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been cancelled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

In calculating the principal amount of senior debt securities that are to be treated as outstanding, for an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Paying Agent, Transfer Agent, Registrar and Authenticating Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the senior debt securities. We may change the paying agent, transfer agent, registrar or authenticating agent without prior notice to the holders of the senior debt securities, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar or authenticating agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Citibank, N.A., whose offices are located at 388 Greenwich Street, New York, New York 10013, is initially serving as the trustee for the senior debt securities. Under the Indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of Trustee for Actions Taken on Your Behalf

The Indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Transfer and Exchange

A holder of the senior debt securities issued in definitive form may transfer or exchange senior debt securities in accordance with the Indenture. The registrar and the trustee may require a holder of senior debt securities, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

We will treat the registered holder of senior debt securities as the owner of that senior debt security for all purposes. See “—Book-Entry, Delivery and Form” above.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other of our subsidiaries, may act as an underwriter or agent.

The prospectus supplement for each series of senior debt securities will describe:

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the senior debt securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Market-Making Resales by Affiliates

This prospectus may be used by Nomura Securities International, Inc. in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, Nomura Securities International, Inc. may resell a security it acquires from other holders, after the original offering and sale of the senior debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Nomura Securities International, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Nomura Securities International, Inc. acts as principal, or as agent for both counterparties in a transaction in which Nomura Securities International, Inc. does not act as principal. Nomura Securities International, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura Securities International, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your senior debt security is being purchased in its original offering and sale, you may assume that you are purchasing your senior debt security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the senior debt securities will be distributed by one of our affiliates, each such offering of senior debt securities will be conducted in compliance with the requirements of Rule 5121 of FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is one of our affiliates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of the senior debt securities, our affiliates may offer and sell these senior debt securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our corporate website is https://www.nomura.com.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference (i) our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed with the SEC on June 25, 2021; (ii) our current report on Form 6-K submitted to the SEC on November 24, 2021 (containing our English translation of our quarterly securities report pursuant to the Financial Instruments and Exchange Act for the three months and six months ended September 30, 2021, but excluding Part I, Item 4.2—“Quarterly Review Certificate” and the English translation of Quarterly Review Report of Independent Auditor); and (iii) our current report on Form 6-K submitted to the SEC on December 17, 2021 (containing our interim operating and financial review for the three months and six months ended September 30, 2021).

All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Nomura Holdings, Inc., 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan; Telephone: 81-3-6746-7720; Attention: Treasury Department.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2021, and the effectiveness of our internal control over financial reporting as of March 31, 2021, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act.

With respect to our unaudited interim consolidated financial statements for the six-month periods ended September 30, 2021 and 2020 included in our current report on Form 6-K submitted to the SEC on December 17, 2021 and incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate report dated December 17, 2021, included in our current report on Form 6-K submitted to the SEC on December 17, 2021, and incorporated by reference herein, states that they did not audit and they do not express an opinion on the interim consolidated financial statements. Accordingly, the degree of reliance on their report on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young ShinNihon LLC is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim consolidated financial statements because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young ShinNihon LLC within the meaning of Sections 7 and 11 of the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

OUR REGISTERED HEAD OFFICE

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

OUR LEGAL ADVISORS

As to New York and United States Law:

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

As to Japanese Law:

Anderson Mori & Tomotsune

Otemachi Park Building

1-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-8136

Japan

LEGAL ADVISOR TO THE UNDERWRITERS

As to New York and United States Law:

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032

Japan

TRUSTEE	PAYING AGENT, TRANSFER AGENT, REGISTRAR AND AUTHENTICATING AGENT

Citibank, N.A. 388 Greenwich Street New York, N.Y. 10013	Citibank, N.A., London Branch Corporate Trust Department, Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young ShinNihon LLC

Hibiya Mitsui Tower, Tokyo Midtown Hibiya

1-2, Yurakucho 1-chome

Chiyoda-ku, Tokyo 100-0006

Japan